As filed with the Securities and Exchange Commission on July 13, 2020.

Registration No. 333-238153

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	46-4762913 (I.R.S. Employer Identification No.)

7707 Fannin, Suite 140
Houston, TX 77054
(832) 968-4888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maurizio Chiriva Internati, DBSc., Ph.Ds.
Chief Executive Officer
7707 Fannin, Suite 140
Houston, TX 77054
(832) 968-4888
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Justin Anslow, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel.: (212) 634-3067	William N. Haddad, Esq Venable, LLP 1270 Avenue of the Americas, 24th Floor New York, NY, 10020 Tel.:(212) 503-9812

Approximate date of commencement of proposed sale to public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	$28,750,000	$3,732	(3)

(1)                                  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)                                  Includes initial public offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)                                  $3,245 Previously Paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Kiromic BioPharma, Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-238153) as an exhibits-only filing. This Amendment also revises the Calculation of Registration Fee table. Accordingly, this Amendment consists only of the facing page, the Calculation of Registration Fee table, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits.

(a) Exhibits

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

3.1	**	Third Amended and Restated Certificate of Incorporation of Kiromic BioPharma, Inc., as amended

3.2	**	Amended and Restated Bylaws of Kiromic BioPharma, Inc.

3.3	**	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation

3.4	**	Fourth Amended and Restated Certificate of Incorporation

3.5	**	Second Amended and Restated Bylaws of Kiromic BioPharma, Inc.

4.1	*	Form of Representative’s Warrant

5.1	*	Opinion of Sheppard Mullin Richter & Hampton, LLP

10.1	**	Series B Preferred Stock Purchase Agreement, dated September 7, 2019, among Kiromic BioPharma, Inc. and certain investors

10.2	**	Investors’ Rights Agreement, dated September 7, 2019, among Kiromic BioPharma, Inc. and certain investors

10.3	**†	Employment Agreement, to be effective upon the initial public offering, between Kiromic BioPharma, Inc. and Tony Tontat

10.4	**	Voting Agreement, dated September 7, 2019, among Kiromic BioPharma, Inc., certain investors and certain stockholders

10.5	**	Form of Securities Purchase Agreement for Series A-1 Preferred Stock

10.6	**	Convertible Promissory Note issued by Kiromic BioPharma, Inc. to Prevail Partners on May 30, 2019

10.7	**	Form of 17% Convertible Promissory Note issued by Kiromic BioPharma, Inc. to certain investors

10.8	**	Form of 7% Convertible Promissory Note issued by Kiromic BioPharma, Inc. to certain investors

10.9	**	Stockholders’ Agreement, dated May 27, 2016, among Kiromic BioPharma, Inc. and certain stockholders

10.10	**#	License Agreement, dated December 1, 2016, between Mercer University and Kiromic BioPharma, Inc.

10.11	**#	License Agreement, dated September 14, 2018, between CGA 369 Intellectual Holdings, Inc. and Kiromic BioPharma, Inc.

10.12	**#	Amendment to License Agreement, dated October 16, 2019, between CGA 369 Intellectual Holdings, Inc. and Kiromic BioPharma, Inc.

10.13	**#	License Agreement, effective as of March 25, 2020, by and between Longwood University and Kiromic Biopharma, Inc.

10.14	**#	Collaboration Agreement, dated February 6, 2020, between University of Texas MD Anderson Cancer Center and Kiromic BioPharma, Inc.

10.15	**	Lease Agreement, dated October 9, 2015, between Timothy L. Sharma d/b/a Cambridge Properties and Kiromic, Inc.

10.16	**	Second Amendment to Lease Agreement, dated May 6, 2016, between Cambridge Properties and Kiromic, Inc.

10.17	**	Third Amendment to Lease Agreement, dated November 7, 2018, between Cambridge Properties and Kiromic, Inc.

10.18	**	Fourth Amendment to Lease Agreement, dated October 8, 2019, between Cambridge Properties and Kiromic, Inc.

10.19	**†	Employment Agreement dated January 1, 2020 between Kiromic BioPharma, Inc and Scott Dahlbeck

10.20	**†	Employment Agreement, to be effective upon the initial public offering, between Kiromic BioPharma, Inc. and Gianluca Rotino

10.21	**†	Employment Agreement, to be effective upon the initial public offering, between Kiromic BioPharma, Inc. and Maurizio Chiriva Internati

10.22	**†	Kiromic, Inc. 2017 Equity Incentive Plan

10.23	**#	Joint venture agreement, dated 4.06.2020, between Molipharma S.R.L. and Kiromic BioPharma, Inc.

10.24	**†	Form of Director Services Agreement, to be effective upon initial public offering, between Kiromic BioPharma, Inc. and all independent directors

10.25	**	Form of Director Indemnification Agreement, to be effective upon initial public offering, between Kiromic BioPharma, Inc. and all independent directors

14.1	**	Code of Ethics

23.1	*	Consent of Sheppard Mullin, LLC (included in Exhibit 5.1)

23.2	**	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	**	Power of Attorney (included in the signature page)

*                                         Filed herewith

**                                  Previously Filed

†                                         Executive Compensation Plan or Agreement

#                                         Portions of this exhibit (indicated by asterisks) have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 13, 2020.

KIROMIC BIOPHARMA, INC.

By:	/s/ MAURIZIO CHIRIVA INTERNATI
Maurizio Chiriva Internati Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ MAURIZIO CHIRIVA INTERNATI	Chairman and Chief Executive Officer (principal executive officer)	July 13, 2020
Maurizio Chiriva Internati

	*	Chief Financial Officer and Director (principal financial and accounting officer)	July 13, 2020
Tony Tontat

	*	Director	July 13, 2020
Gianluca Rotino

	*	Director	July 13, 2020
Pietro Bersani

	*	Director	July 13, 2020
Americo Cicchetti

	*	Director	July 13, 2020
Michael Nagel

	*	Director	July 13, 2020
Jerry Schneider

*By:	/s/ MAURIZIO CHIRIVA INTERNATI
Maurizio Chiriva Internati, Attorney-In-Fact